Herbalife International, Inc.

Board of Directors Presentation

February 15, 2002

BARRINGTON ASSOCIATES
INVESTMENT BANKERS

PROCESS UPDATE

Process Results Summary



Initial Contacts
29 Groups
Presentations
12 Groups
Proposals
6 Groups

Process Update

PROCESS UPDATE

Current Status of Presentation Attendees

Group Name	Requested Follow-up Data	Follow-up calls or meetings with BA and Management	Current Status
	Yes	Yes	Proposal
	No	No	Declined
	Yes	Yes	Proposal
	Yes	Yes	Proposal
	Yes	Yes	Declined
	Yes	Yes	Proposal
	No	No	Declined
Golden Gate Capital	Yes	Yes	Proposal
	Yes	Yes	Declined
	No	No	Declined
	No	No	Declined
Whitney & Co.	Yes	Yes	Proposal

Proposal Analysis

Comparison of Key Terms

Proposals			
Equity Sponsor	**Per Share Price**	**Time to Merger Agreement**	**Status of Financing**
	$15.00	30-45 days	No financing contingency; need to conclusively determine availability of sufficient funds to fund the transaction
	$15.00	45-60 days	Preliminary discussions with ; indicates will bridge financing to public bonds
	$14.00	45 days	Indication of interest letter from to provide senior financing; "Highly confident" letter from to underwrite high yield notes; expect to deliver firm commitments within 21 days; indicates will bridge to public financing
Golden Gate Capital	$14.75	20 days	Expect to deliver firm commitment from within 20 days; will include bridge to permanent financing
Whitney & Co.	$14.50	45 days	"Highly confident" letters from (senior debt) and (sub-debt); confirmatory due diligence remaining. Whitney indicates will underwrite full senior facility prior to syndication.
Indications of Interest			
	$15.00-$17.00	70-100 days	Initial discussions with

PROPOSAL ANALYSIS

Evaluation Factors

Barrington assessed each proposal based upon the following criteria:

- **Valuation**
- **Certainty of financing**
- **Proposed timing**
- **Proposal terms and qualifications**
- **Current knowledge of Herbalife and MLM**
- **Flexibility and level of due diligence performed by sponsor and financing sources to date**

PROPOSAL ANALYSIS

Price	*Financing Sources*
$15.00 per share	*Equity* — *Entire purchase price funded by or affiliates*
Proposed Timing	
30-45 days to sign purchase agreement	*No financing contingency – need to conclusively verify availability of funds*

Remaining Open Due Diligence Items

Completed initial business due diligence. Remaining items:

- *Further evaluation of the information technology plan*
- *Better understanding of tax positions of Japan, Korea and USA*
- *Accounting due diligence and work paper review with*
- *Confirmatory business due diligence*

PROPOSAL ANALYSIS

Strengths	*Concerns*
◆ *Price* ◆ *No financing contingency* ◆ *Dedicated significant legal and accounting resources to due diligence in short period of time* ◆ *Shortfall from targeted minimum excess cash does not result in automatic price reduction* ◆ *Proper allowance for parachute payments*	◆ *Limited information on financial resources* ◆ *Short period for evaluating business* ◆ *Limited acquisition history*

PROPOSAL ANALYSIS

Price

$15.00 per share

Proposed Timing

45-60 days to deliver firm financing commitment with bridge from, and execute merger agreement

Financing Sources

Equity	*$131 million*
Excess cash	*$100 million*
Senior term loan	*$130 million*
*Senior sub notes**	*$175 million*
Total	*$536 million*

** indicates that will provide underwritten commitment*

Remaining Open Due Diligence Items

- *Legal, accounting and business due diligence*
- *Lender due diligence*
- *Employ MLM consultant*
- *Global cash requirements and constraints*

PROPOSAL ANALYSIS

Strengths

- *Price*
- *Large proposed equity contribution*
- *Ordinary cash fluctuation below the minimum targeted amount does not result in price reduction*
- *Team leader at previously involved in , bringing familiarity to the process; indicates that will underwrite financing*
- *Will absorb sell-side expenses*

Concerns

- *Limited due diligence*
- *Lenders have not been actively involved in due diligence to date*
- *Will absorb parachute payments to departing executives only, requiring forfeiture of such payments to retained executives in lieu of new employment contracts*

PROPOSAL ANALYSIS

Price	Financing Sources	
$14.00 per share	Equity	$150 million
	Excess cash	$107 million
Proposed Timing	Senior credit facility	$340 million
45 day exclusivity period	High-yield financing*	$300 million
21 days to deliver financing commitments and execute merger agreement	Total	$897 million
	* indicates that will bridge high-yield financing	

Remaining Open Due Diligence Items

- "Bring-down" due diligence on Herbalife by and
- Confirmatory business due diligence by lenders on
- Full due diligence on Herbalife by

PROPOSAL ANALYSIS

Strengths	*Concerns*
◆ *Significant due diligence and knowledge of the company* ◆ *Verbal assurance by that will underwrite public offering*	◆ *Price* ◆ *Uncertainty and added complexity in pursuing joint financing of and Herbalife* ◆ *Difficult prior experience* ◆ *Lenders still need to finalize due diligence*

PROPOSAL ANALYSIS

Price	Financing Sources
Proposed modified process (subject to revised process, initial indication of price between $15.00 - $17.00 per share)	*Contemplating senior and subordinated debt* *Preliminary discussions with* *2.0x - 2.5x leverage*
Proposed Timing	
8-10 week non-exclusive initial phase to conduct consultant-led study *2-6 week exclusive confirmatory diligence phase*	

Remaining Open Due Diligence Items

- *External consultant study of Japan and Korea (funded by Herbalife)*
- *Country-by-country review; analysis of business drivers including distributor retention, product mix and product pricing*
- *Business, accounting and legal due diligence*

PROPOSAL ANALYSIS

Strengths	*Concerns*
♦ *Price potential* ♦ *Industry experience of principals ( )*	♦ *Unwilling to consider acquisition under proposed process* ♦ *Proposed 10-14 week process increases uncertainty of closure and loss of other interested parties* ♦ *Require Herbalife investment in retaining outside consultants* ♦ *No lender due diligence to date* ♦ *Limited sponsor due diligence to date*

PROPOSAL ANALYSIS

Golden Gate Capital

Price	Financing Sources	
$14.75 per share	*Equity*	*$106 million*
	*Excess cash**	*$160 million*
Proposed Timing	*Senior bank debt*	*$122 million*
20 day exclusivity period to complete due diligence, deliver financing commitments and execute merger agreement	*Senior sub notes***	*$150 million*
	Total	*$538 million*

**Unrestricted cash available to fund equity purchase at close*

** *will bridge to permanent financing*

Remaining Open Due Diligence Items

- *distributor survey*
- *Further analysis of distributor payout data and history*
- *Completion of accounting and legal diligence*

PROPOSAL ANALYSIS

Golden Gate Capital

Strengths	*Concerns*
♦ *Significant due diligence performed to date* ♦ *Aggressive timeline to complete diligence and execute definitive document* ♦ *Bridge facility mitigates risks associated with public bonds or syndicated offering* ♦ *Minimal remaining due diligence required by lenders*	♦ *Size of equity contribution* ♦ *Requirement of outside consultant survey of distributor base* ♦ *Highest unrestricted minimum cash requirement of all proposals, potentially adversely impacting purchase price**

*As proposed, purchase price is reduced, on a dollar for dollar basis, by (i) debt balances at closing in excess of $11.9 million, and/or (ii) to the extent cash available to fund at closing, after deducting parachute payments and seller transaction fees and expenses, is below $185 million.

PROPOSAL ANALYSIS

Whitney & Company

Price	Financing Sources	
$14.50 per share	Equity	$112 million
	Excess Cash	$147 million
	Senior bank debt *	$175 million
	Subordinated debt	$90 million
	Total	$524 million

Proposed Timing
60-day exclusivity period
20 days to complete due diligence
40 days to deliver financing commitments

* Whitney indicates that will provide underwritten commitment

Remaining Open Due Diligence Items

- *Confirmatory due diligence on stability of distributor base, revenue and expense projections and ongoing cash requirements*
- *Legal, accounting and systems diligence*

Strengths	*Concerns*
◆ *Significant due diligence performed by sponsor and lenders* ◆ *Industry experience of principals ( )* ◆ *Will absorb parachute payments* ◆ *No downward revision in price if minimum cash target is not delivered as a result of normal course fluctuations*	◆ *Price* ◆ *Lenders still need to finalize due diligence* ◆ *Exhibited second thoughts late in due diligence process before reassuming an aggressive posture in pursuing transaction*

PROPOSAL ANALYSIS

Due Diligence Comparison



Number of Visits with Management
0
2
4
6
8
10
12
14
Calls
In-Person Meetings

* The number of meetings and calls involving   includes prior process.